Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2018 with respect to the audited consolidated financial statements of Opiant Pharmaceuticals, Inc. included in the Transition Report on Form 10-KT for the five months ended December 31, 2017.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 11, 2018